FOR IMMEDIATE RELEASE

Contact:          Larry R. Belk
Regional President
FSGBank, Sweetwater
(423) 337-7200

Warren Payne
President
National Bank of Commerce, Knoxville
(865) 549-5100

FSGBANK TO ACQUIRE MONROE COUNTY OPERATIONS
OF NATIONAL BANK OF COMMERCE

SWEETWATER, TN (August 4, 2003) – FSGBank, National Association, a subsidiary of First Security Group, Inc. (FSG) today agreed to acquire Monroe County banking operations from National Bank of Commerce (NBC). The acquisition includes branch offices in Sweetwater, Madisonville and Tellico Plains, Tennessee, with approximately $50 million in deposits and $18 million in loans. The completion of this acquisition is expected by the end of 2003 and is subject to regulatory approval.

Currently, FSGBank has one full-service banking office in Monroe County. With this acquisition, FSGBank will have four full-service banking offices and more than 19% or the second largest market share of deposits in Monroe County according to the most recent FDIC data.

"Since I have lived and worked in this market for more than 25 years, I am excited to have this opportunity to expand our presence here. FSGBank is committed to this community and we are now better positioned to serve our customers with flexible and individualized products and services," said Larry R. Belk, regional president of FSGBank in Sweetwater. Belk added that FSGBank plans to retain all of NBC’s current employees.

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FSGBank’s parent company, First Security Group, is based in Chattanooga. FSG has 21 full-service banking offices along the Interstate 75 corridor of east Tennessee and north Georgia. FSG also has plans to construct and open two more banking operations in the Knoxville area by the end of this year. Presently, FSG’s assets total more than $610 million.

National Bank of Commerce is the lead subsidiary bank of National Commerce Financial Corporation (NYSE: NCF), a $21+ billion asset marketing and sales organization based in Memphis, TN, with its operations headquartered in Durham, NC. NCF operates three bank brands: National Bank of Commerce (Tennessee, Virginia, West Virginia, Georgia, Mississippi and Arkansas); Central Carolina Bank (North and South Carolina), and First Market Bank (Richmond, VA), with more than 480 branches in eight southeastern states.

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This press release contains ``forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of First Security Group, Inc. ("FSG" or the "Company") to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "project", "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company's market area and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions including those underlying the establishment of reserves for possible loan losses, and the risks and related costs, of integrating operations as part of acquisition transactions, and the failure to achieve the expected gains, revenue growth and/or expense savings from such transactions

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this Cautionary Notice.